Exhibit 10.10

SCHEDULE A

CNB FINANCIAL CORPORATION

Supplemental Executive Retirement Plan

Benefit Schedule for Martin T. Griffith

Normal Retirement Benefit (payable annually)	$90,000
Term for Payment of Normal Retirement Benefit	20 Years
Normal Retirement Age	63

Calculation of Accrued Benefit1:

Plan Year	December 31 Accrued Benefit
Plan Years Ending on December 31, 2023	$180,000.00
January 1 – December 31, 2024	$720,000.00
January 1 – December 31, 2025	$1,260,000.00
January 1 – December 31, 2026 and all subsequent Plan years	$1,800,000.00

MARTIN T. GRIFFITH

By:	/s/ Martin T. Griffith
Date:	October 1, 2023

CNB FINANCIAL CORPORATION

By:	/s/ Michael D. Peduzzi
Name:	Michael D. Peduzzi
Title:	President & CEO
Date:	October 1, 2023

[1]	Accrued Benefit (calculated as set forth herein) to be divided by twenty (20) and paid over a term of twenty (20) years.